UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2013

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA	94089-1138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2013, QuickLogic Corporation (the “Company”) entered into a Ninth Amendment to Second Amended and Restated Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank to extend the Agreement for one year through June 27, 2014. The Agreement requires the Company to maintain (i) a tangible net worth of at least $15,000,000, and (ii) unrestricted cash or cash equivalents in an amount of at least $8,000,000, each as tested as of the last day of each month.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.36 hereto.

Section 9 Financial Statements and Exhibits

Item 9.01(d) Exhibits.

10.36 Ninth Amendment to Second Amended and Restated Loan and Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2014	QuickLogic Corporation

/s/ RALPH S. MARIMON
Ralph S. Marimon Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.36	Ninth Amendment to Second Amended and Restated Loan and Security Agreement.

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